DEAN HELLER Secretary of State	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE 101 N. CARSON ST. STE. 1 CARSON CITY, NEVADA 89901-4	Telephone (not legible) (not legible)
FILED # C1523-96 MAR 19 1999 IN THE OFFICE OF /s/ Dean Heller DEAN HELLER SECRETARY OF STATE

Certificate of Amendment to Articles (not legible)
For Profit Nevada Corporations
(Pursuant to NRS 78.385 and 78.390 After (not legible)
Remit in Duplicate

1. Name of corporation: Gemini Marketing (not legible)

2. The articles have been amended as follows (provide (not legible)

A. Increase the authorized stock of the (not legible)
with a par value of $1.00 per share (not legible)
common stock with a par value of $0.001 per share.

B. Change the name of the corporation to Merendon International, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 100,000,000 .*

4. Signatures:

/s/ signed
President or Vice President
(acknowledgement required)

/s/ signed
Secretary or Asst. Secretary
(acknowledgement required)

State of Nevada
County of Clark

This instrument was acknowledged before me on
March 17, 1999, by
Dan Hodges
as sole officer & director
(not legible) sign this certificate
of Gemini Marketing, Inc.
(name on behalf of whom instrument was executed)
/s/ Colette Thorne
Notary Public Signature

NOC 96-2230-1	Notary Public-State of Nevada County Of Clark COLETTE THORNE My Appointment Expires April 9, 2000

(not legible)

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

MAR 19 '99

STATE OF NEVADA
Secretary of State

I hereby certify that this is a
true and complete copy of the
document filed in this office.

/s/ Dean Heller
DEAN HELLER - Secretary of State

By /s/ signed

MAR 25 '99

STATE OF NEVADA
Secretary of State

I hereby certify that this is a
true and complete copy of the
document filed in this office.

/s/ Dean Heller
DEAN HELLER - Secretary of State

By /s/ signed